EXHIBIT 99.1

FOREX INTERNATIONAL TRADING CORP. ANNOUNCES REPURCHASE PROGRAM

New York, NY – April 25, 2011 – Forex International Trading Corp. ("Forex”, OTCBB: FXIT) announced that it is adopting a share repurchase program. The Company's Board of Directors designated a program to repurchase, from time to time, at management's discretion, up to 1,000,000 shares of the Company's common stock in the open market and continuing through December 31, 2011 at prevailing market prices.

Darren Dunckel, Chief Executive Officer of Forex International Trading, stated, “As part of our company’s long-term strategy to grow both organically and through acquisitions, we have evaluated the recent price levels and we believe that our common stock represents an attractive investment opportunity for our company.  It is our position that our company is fundamentally sound and the decision to initiate the share repurchase program illustrates the confidence we have in the long-term value of our company. We will continue to pursue initiatives from an operational standpoint that are key to our development as well as investments that are in the best interest of our company and our stockholders.”

There can be no assurance as to how many common shares will be purchased. In addition, the repurchase program may be suspended or discontinued at any time.  Common stock acquired though the repurchase program will be held as treasury shares and may be used for general corporate purposes, including reissuances in connection with acquisitions, employee stock option exercises or other employee stock plans.  Repurchases will be made under the program using our own cash resources and will be in accordance with Rule 10b-18 under the Securities Exchange Act of 1934 and other applicable laws, rules and regulations.   The Vertical Group will act as agent for the Company stock repurchase program.

About Forex International Trading Corp.

Headquartered in New York, NY, Forex International Trading Corp. operates an offshore advanced online trading platform for Forex markets to non U.S. residents. For US residents the company operates an online currency trading platform and online futures trading platform under its Beam Financial Group of companies. The Company focuses on providing individual and institutional investors with a platform for buying and selling currencies, precious metals and commodity futures. The company’s platforms allow self-directed, broker-assisted, and managed accounts. Through the platforms, customers have access to over 20 currencies and bullion deliveries. The Foreign Currency Market ("Forex" or "FX") is created by the global exchange of currencies. According to the Bank for International Settlements, the average daily turnover, or, volume in the Global FX market in April 2010 was $4 Trillion compared to only $1.2 Trillion in 2001 (Wall Street Journal, Sept. 1, 2010). Historically, access to the FX market was only available to governments, commercial banks, corporations, and other large financial institutions. The Company is now capitalizing on the growth of online currency trading through its state of the art web-based trading platforms.

For more information, please visit: http://www.forex-international-trading.com and http://www.beamfinancialgroup.com.

Forward-Looking Statements: This press release contains forward-looking statements, including expected industry patterns and other financial and business results that involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others, whether Forex International Trading Corp. can successfully execute its operating plan; its ability to integrate acquired companies and technology; its ability to retain key employees; its ability to successfully combine product offerings and customer acceptance of combined products; general market conditions; and whether Forex International Trading Corp. can successfully develop new products and the degree to which these gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Forex International Trading Corp. does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Investor Relations Contact
Paul DeRiso
Core Consulting Group
925-465-6088
paul@coreconsultingroup.com